Exhibit 1.01

CONMED Corporation

Conflict Minerals Report

For The Year Ended December 31, 2016

We have made statements in this Conflict Minerals Report that may constitute forward-looking statements about our plans to take additional actions or to implement additional procedures with respect to our due diligence efforts to determine the origin of conflict minerals included in our products. There can be no assurance that these future events will occur as anticipated. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update them. Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report.

1. Introduction

CONMED Corporation (“CONMED”, the “Company”, “we”, “our” or “us”) is filing this Conflict Minerals Report (“CMR”) pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended, for the year ended December 31, 2016.

This Conflict Minerals Report describes our reasonable country of origin inquiry (“RCOI”), the results thereof, and the design of our due diligence measures to determine whether 3TGs in products that CONMED manufactures or contracts to manufacture originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (the “Covered Countries”). The Covered Countries include Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia. The term “Conflict Minerals” is defined as: columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin and tungsten. For purposes of this CMR, tin, tungsten, tantalum and gold will collectively be referred to as the 3TGs. This report also provides an account of how these due diligence measures were implemented in 2016.

This report is available on our website at http://www.conmed.com/en/about-us/investors/investor-relations in the SEC Filings section.

2. Company Overview

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery, and gastroenterology.

Products

Our product lines consist of orthopedic surgery, general surgery and surgical visualization. Orthopedic surgery consists of sports medicine instrumentation and small bone, large bone and specialty powered surgical instruments and service fees related to the promotion and marketing of sports medicine allograft tissue. General surgery consists of a complete line of endomechanical instrumentation for minimally invasive laparoscopic and gastrointestinal procedures, a line of cardiac monitoring products as well as electrosurgical generators and related instruments. Surgical visualization consists of imaging systems for use in minimally invasive orthopedic and general surgery procedures including vision technologies. 3TGs are in a significant portion of CONMED products due to electronics being a vital component to many of our product offerings. All four 3TGs are found within various electrical components that make up CONMED products, such as capacitors, rectifiers, relays, and electrical connectors.

Conflict Minerals Policy

In addition to the measures described above, we have adopted a conflict minerals supply policy. This policy is available on our website at http://www.conmed.com/en/about-us/investors/investor-relations in the Corporate Governance section.

3. Reasonable Country of Origin Inquiry

Because conflict minerals are necessary to the functionality or production of products that we manufacture, we are required to conduct in good faith a reasonable country of origin inquiry regarding those conflict minerals. The RCOI is reasonably designed to determine whether any of the conflict minerals originated in the DRC, or the Covered Countries, or are from recycled or scrap sources.

Our RCOI employed a combination of measures to determine whether the 3TGs necessary for the functionality or production of CONMED products originated from the DRC or any of the Covered Countries. The company’s primary means of determining country of origin of the necessary 3TGs was by conducting a supply chain survey with direct suppliers using the Electronic Industry Citizenship Coalition® (“EICC”®) and the Global e-Sustainability Initiative (“GeSI”) Conflict Minerals Reporting Template (“CMRT”). This supply chain survey was implemented with the assistance of a third-party service provider, who is also assisting us with the development and implementation of additional steps that we are undertaking with suppliers in regards to conflict minerals.

As an initial step, we identified all first-tier suppliers that provided items to CONMED that were used in final products in 2016. The total number of suppliers in 2016 was 1,460. This list included many suppliers that did not provide any 3TGs. After excluding suppliers that did not provide any 3TGs to CONMED, the list totaled 784 suppliers. Any suppliers that appeared on this initial list could be placed out of scope during the supplier survey process. For example, if they were included on the initial list in error and they did not in fact provide components or 3TG components used in our products or, as the CMRT allows, because any 3TGs in those components are unnecessary to the functionality or production of the supplier’s products, they were listed as out of scope.

The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide 3TG materials to a company’s supply chain. It includes questions regarding a supplier’s “conflict-free” policy, engagement with its direct suppliers, and a listing of the smelters used in products provided to CONMED. In addition, the template contains questions about the origin of 3TGs included in the supplier’s products, as well as supplier due diligence. To ensure our suppliers understand our expectations regarding the sourcing of 3TGs, we and our third-party consultant have provided training to our suppliers through webinars, videos and substantial one-on-one discussions.

This year’s program continues to include automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted forms are accepted and classified as valid or invalid so that data is still retained. Suppliers were contacted in regards to invalid forms and were encouraged to resubmit a valid form. As of May 4, 2017, we still had 40 invalid supplier submissions that were not yet corrected.

Over 81% of the CONMED suppliers contacted provided a response. Non-responsive suppliers were contacted numerous times by both our third-party consultant and CONMED personnel. Of the 1,175 suppliers that provided a response, approximately 26% reported that their products contained 3TGs necessary to the functionality or production of their products. The majority of CMRTs provided by CONMED suppliers are at the company level and therefore cannot be definitively linked to any specific CONMED product.

On the basis of the responses to our RCOI, CONMED is unable to determine that 3TGs necessary to the functionality or production of our products did not originate in the DRC or any of the Covered Countries. Accordingly, CONMED engaged in the due diligence measures on the source and chain of custody of those 3TGs, as described in the next section of this Conflict Minerals Report.

4.0 Design of Due Diligence Measures

Our due diligence measures have been designed to conform, in all material respects, with the framework established in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related Supplements for gold, tin, tantalum and tungsten.

4.1 Management Systems

As described above, CONMED has adopted a conflict minerals policy, which is located in the Corporate Governance section of the CONMED Corporation website (http://www.conmed.com/en/about-us/investors/investor-relations).

Internal Team

CONMED has established a management system regarding the sourcing of 3TGs. Our management system includes both internal and external resources led by a project manager and subject matter experts at each of our manufacturing locations. This group is responsible for implementing our conflict minerals strategy. Senior management is briefed about the results of our due diligence efforts on a regular basis. We also use a third-party service provider to assist us with evaluating supply chain information regarding 3TGs and in the development and implementation of additional due diligence steps that we will undertake with suppliers in regard to conflict minerals.

Control Systems

As we do not typically have a direct relationship with 3TG smelters and refiners, and due to our position in the supply chain and limited insight into deeper levels of the supply chain, we are engaged and actively cooperate with other major manufacturers in the medical device industry regarding 3TG sourcing matters.

With regards to our suppliers, controls include, but are not limited to, our Code of Conduct, which outlines expected behaviors for all CONMED employees; our supplier approval and review process, as well as contractual protections, as described further below; and business relationships with our suppliers.

Supply Chain Due Diligence

We obtain various component products from suppliers that we use in manufacturing our products. Due to our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, among other reasons, it is difficult for us to identify actors upstream from our direct suppliers. As part of our supply chain procedures, we require in our supply contracts that our direct suppliers provide information on the origin of the 3TGs contained in components and materials supplied to us – including sources of 3TGs that are supplied to them from all applicable lower tier suppliers. Contracts with our direct suppliers are frequently multi-year term contracts. In those cases, although we generally are unable to unilaterally impose new contract terms and flow-down requirements prior to expiration of the contract, we work individually with key selected suppliers to insure they provide 3TG sourcing information for all current contracts, and in all new contracts in the future. We have approached existing suppliers to adopt amendments regarding 3TGs, and as we renew contracts or enter into new ones, we will add a clause that requires all applicable suppliers to provide information about the source of 3TGs and information about the smelters from which 3TGs are sourced. In light of existing contract term durations, it will take some time to ensure that all supplier contracts contain what we believe are appropriate “flow-down” clauses. In the meantime, and in parallel, all purchase orders for direct materials used in the composition of our products require that suppliers provide CONMED with Conflict Minerals information on the current Conflict Minerals Reporting Template, or CMRT (as described further below), and that components must be free of Conflict Minerals.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we use a Supplier Approval Process that evaluates our suppliers based on their quality systems and their readiness to provide CONMED all of the required services and support documents. In addition, key suppliers are evaluated on the “Supplier Report Card” as to their performance in all aspects of the supply contract. This review includes, but is not limited to: product quality, supplier performance and ensuring conflict mineral avoidance.

This year, we put a strong emphasis on supplier education and training. To accomplish this, we utilized our third-party consultant’s learning management system and provided all in-scope suppliers access to Conflict Minerals training courses. This training is tracked and evaluated based on completion. All suppliers are encouraged to complete all modules within these courses.

Grievance Mechanism

Various communication channels exist to serve as grievance mechanisms for early-warning risk awareness. We have multiple longstanding grievance mechanisms whereby employees (internal) and suppliers (external) can report violations of CONMED’s policies. This includes, but is not limited to our whistleblower hotline that is part of our Code of Business Conduct and Ethics policy located in the Corporate Governance section of our website at http://www.conmed.com/en/about-us/investors/investor-relations in the Corporate Governance section.

Maintain Records

We have adopted a policy to retain relevant documentation, including the records of our due diligence process, for a minimum period of five years.

4.2 Risk Identification, Assessment and Response

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters that are not certified as DRC-Conflict Free by third party sources such as the Conflict-Free Sourcing Initiative (“CFSI”) or the London Bullion Market Association

(“LBMA”) Responsible Gold Programme, pose a significant risk. Where a smelter is not identified as Conflict Free by such sources, we rate the risk as High, Medium or Low. This rating is based on various factors, including whether the smelter/refiner has been identified as a valid smelter/refiner and has an associated Smelter Identification Number (under the CFSI, this is known as a CID), and the smelter’s geographic location, including proximity to the Covered Countries.

We calculate supplier risk based on the chances that a supplier provides 3TGs that may originate from Non-Conflict Free sources. The value of this risk is calculated based on the risk ratings of the smelters declared by that supplier on their CMRT.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the supplier’s program are:

•	Do you have a policy in place that includes DRC conflict-free sourcing?
•	Have you implemented due diligence measures for conflict-free sourcing?
•	Do you verify due diligence information received from your suppliers?
•	Does your verification process include corrective action management?

When suppliers answer yes, they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program.

As part of our risk management plan and to ensure suppliers understand our expectations, we have, through a third party, provided video and written training on conflict minerals and the CMRT. This includes instructions on completing the form, and one-on-one email and phone discussions with supplier personnel.

As described in our Conflict Minerals Policy, we engage any of our suppliers whom we have reason to believe are supplying us with 3TGs from sources that may support conflict in the DRC or any of the Covered Countries to establish an alternative source of 3TGs that does not support such conflict, as provided in the OECD guidance. If we are not satisfied with the results, we will then take steps to terminate a contract and find replacement suppliers.

Additionally, in designing and implementing our strategy to respond to the supply chain risks that we identified, CONMED analyzed various industry approaches and consulted with other companies in our industry.

Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in our supply chain. We have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TGs in our supply chain. This was done by adopting methodology outlined by the CFSI’s joint industry programs and outreach initiatives and requiring our suppliers to conform with the same standards to meet the OECD Guidelines, and report to us using the CMRT. Through this industry joint effort, we made reasonable determination of the mines or locations of origin of the 3TGs in our supply chain. We also requested that all of our suppliers support the initiative by following the sourcing initiative and working to align their declared sources with the “Known” and “Conflict Free” lists of sourced metals.

We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our Covered Products. This includes: (1) seeking information about 3TG smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding CFSI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.

4.3 Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We support independent third-party audits through our participation in the Conflict Free Smelter Initiative (“CFSI”). We do not typically have a direct relationship with 3TG smelters and refiners, and we do not perform or direct audits of these entities within our supply chain.

4.4 Report Annually on Supply Chain Due Diligence

CONMED reports annually on supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the SEC. CONMED’s Form SD and Conflict Minerals Report can be found in the SEC Filings section of the CONMED site at http://www.conmed.com/en/about-us/investors/investor-relations.

5. Due Diligence Results

As described above, as part of our supply chain due diligence process, we identified suppliers likely to utilize 3TGs in the products that they provide to us. We utilized the CMRT to facilitate disclosure and communication of information regarding smelters that provide 3TGs used in products supplied to us by those suppliers for incorporation into our products.

The quality of the responses that we received from our surveyed suppliers also continue to be varied. Many responses provided by suppliers (via the CMRT) included the names of facilities listed by the suppliers as smelters or refiners. The CMRTs submitted by suppliers that do not list at least one smelter for each 3TG claimed on the CMRT are considered invalid and our third-party provider follows up on these, urging suppliers to resubmit with increased smelter information. There are still suppliers unable to provide the smelters or refiners used for materials supplied to us.

For all responses that indicated a smelter, our third-party consultant compared the facilities listed to the list of smelters maintained by the Conflict-Free Sourcing Initiative (“CFSI”). If a supplier indicated that the facility was certified as “Conflict-Free,” our third-party consultant confirmed that the name was listed by CFSI as a “Conflict-Free” smelter. As of May 4, 2017, we have validated 317 legitimate smelters or refiners and we are working to validate the additional smelter/refiner entries from the submitted CMRTs. Based on the smelter list provided by suppliers via the CMRTs and publicly available information, we have identified 246 smelters that are deemed “Conflict Free Smelter Program (CFSP) Compliant” – this indicates these smelters and refiners are compliant with the CFSP assessment protocols. There are 13 more smelters or refiners that are deemed “CFSP Active” - Smelters and refiners on the Active list have committed to undergo a CFSP audit or are participating in one of the cross-recognized certification programs: LBMA Responsible Gold Certification or Responsible Jewelry Program Chain-of-Custody Certification. The remaining 58 smelters listed have not yet been confirmed as Conflict-Free. We have assessed these facilities and determined that most of these are of low risk due to their geographic location. Attachment A lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We have not listed in Attachment A any smelters or refiners that we have not been able to validate. Attachment A also includes an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and CFSI.

Many responses received either provided data at a company or subsidiary level and chose not to provide information at the component level, or did not specify the smelters or refiners used for components supplied to CONMED. Accordingly, we are unable to determine, in those cases, whether any of the 3TGs reported by the suppliers were contained in components or parts supplied to us, or to validate that any of the smelters or refiners identified are actually in our supply chain.

We expect any of our suppliers that we have reason to believe are supplying us with 3TGs from sources that may support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict, as provided in the OECD guidance. During 2016, we have found no instances where it was necessary to terminate a contract or find a replacement supplier.

6. Steps to Improve Future Due Diligence and Supply Chain Risk Mitigation

We are taking the following steps to improve our due diligence conducted to further mitigate any risk that the necessary 3TGs in our products could benefit armed groups in the DRC or Covered Countries:

a.	Continue to include a conflict minerals clause in all new or renewed supplier contracts.

b.	Continue to engage with suppliers and direct them to training resources as mentioned in Section 4.1, Supplier Engagement, to attempt to increase the response rate and improve the content of the supplier survey responses.

•	All suppliers that were non-responsive will be further contacted to encourage reply.

•	All suppliers that did not know the origin of the 3TGs in products will be further encouraged to examine their supply chain and enact due diligence measures as per the OECD Due Diligence Guidelines.

c.	Engage any of our suppliers found to be supplying us with 3TGs from sources that support conflict in the DRC or any of the Covered Countries to establish an alternative source of 3TGs that do not support such conflict.

d.	Monitor industry best practices, and continue to work with a third-party service provider to enhance our due diligence and supply chain management process, as appropriate. This includes requesting Conflict Free sourcing by our suppliers as further described in our Conflicts Mineral Policy and in the contractual provisions described above in our Supply Chain section under Management Systems.

e.	Consider replacing suppliers that remain non-responsive, or that are unable to enact due diligence measures as per the OECD Due Diligence Guidelines.

f.	Work with suppliers to move to the latest CMRT where new smelter IDs are constantly being added.

g.	Require the use of smelter identification numbers. Supplier responses will not be considered complete without identification numbers.

h.	Suppliers will also be requested to inform CONMED of the correlation between these smelters and the products and parts they supply to CONMED.

7. Independent Audit

In accordance with guidance issued by the SEC staff, we are not required to obtain an independent private sector audit of this Conflict Minerals Report for the year ended December 31, 2016.

Attachment A

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?
Gold	Abington Reldan Metals, LLC	UNITED STATES	Unknown
Gold	Advanced Chemical Company	UNITED STATES	Yes
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Yes
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Yes
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Yes
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Yes
Gold	Argor-Heraeus S.A.	SWITZERLAND	Yes
Gold	Asahi Pretec Corp.	JAPAN	Yes
Gold	Asahi Refining Canada Ltd.	CANADA	Yes
Gold	Asahi Refining USA Inc.	UNITED STATES	Yes
Gold	Asaka Riken Co., Ltd.	JAPAN	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Unknown
Gold	AU Traders and Refiners	SOUTH AFRICA	Yes
Gold	AURA-II	UNITED STATES	Unknown
Gold	Aurubis AG	GERMANY	Yes
Gold	Bangalore Refinery	INDIA	Unknown
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Yes
Gold	Boliden AB	SWEDEN	Yes
Gold	C. Hafner GmbH + Co. KG	GERMANY	Yes
Gold	Caridad	MEXICO	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Yes
Gold	Cendres + Métaux S.A.	SWITZERLAND	Unknown
Gold	Chimet S.p.A.	ITALY	Yes
Gold	Chugai Mining	JAPAN	Unknown
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Yes
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Yes
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Unknown
Gold	DODUCO GmbH	GERMANY	Yes
Gold	Dowa	JAPAN	Yes

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Yes
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Yes
Gold	Elemetal Refining, LLC	UNITED STATES	Yes
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Yes
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Unknown
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Unknown
Gold	Geib Refining Corporation	UNITED STATES	Unknown
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	Unknown
Gold	Gujarat Gold Centre	INDIA	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Unknown
Gold	Heimerle + Meule GmbH	GERMANY	Yes
Gold	Heraeus Ltd. Hong Kong	CHINA	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Yes
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Unknown
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Yes
Gold	Istanbul Gold Refinery	TURKEY	Yes
Gold	Japan Mint	JAPAN	Yes
Gold	Jiangxi Copper Co., Ltd.	CHINA	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Yes
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Yes
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Unknown
Gold	Kazzinc	KAZAKHSTAN	Yes
Gold	Kennecott Utah Copper LLC	UNITED STATES	Yes
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	Unknown
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Yes
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Yes
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Yes

Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Unknown
Gold	Lingbao Gold Co., Ltd.	CHINA	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Unknown
Gold	L'Orfebre S.A.	ANDORRA	Unknown
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Unknown
Gold	Materion	UNITED STATES	Yes
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Yes
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Yes
Gold	Metalor Technologies S.A.	SWITZERLAND	Yes
Gold	Metalor USA Refining Corporation	UNITED STATES	Yes
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	Yes
Gold	Mitsubishi Materials Corporation	JAPAN	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Yes
Gold	Modeltech Sdn Bhd	MALAYSIA	Unknown
Gold	Morris and Watson	NEW ZEALAND	Unknown
Gold	Morris and Watson Gold Coast	AUSTRALIA	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Yes
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Unknown
Gold	Nihon Material Co., Ltd.	JAPAN	Yes
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Yes
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Yes
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Yes
Gold	PAMP S.A.	SWITZERLAND	Yes
Gold	Pease & Curren	UNITED STATES	Unknown
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Unknown

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Yes
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Yes
Gold	PX Précinox S.A.	SWITZERLAND	Yes
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Yes
Gold	Remondis Argentia B.V.	NETHERLANDS	Unknown
Gold	Republic Metals Corporation	UNITED STATES	Yes
Gold	Royal Canadian Mint	CANADA	Yes
Gold	SAAMP	FRANCE	Unknown
Gold	Sabin Metal Corp.	UNITED STATES	Unknown
Gold	SAFINA A.S.	CZECH REPUBLIC	Unknown
Gold	Sai Refinery	INDIA	Unknown
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Yes
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Unknown
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Yes
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Yes
Gold	SEMPSA Joyería Platería S.A.	SPAIN	Yes
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Yes
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Yes
Gold	Singway Technology Co., Ltd.	TAIWAN	Yes
Gold	So Accurate Group, Inc.	UNITED STATES	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Yes
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Yes
Gold	Sudan Gold Refinery	SUDAN	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Yes
Gold	SungEel HiTech	KOREA, REPUBLIC OF	Unknown
Gold	T.C.A S.p.A	ITALY	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Yes
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Yes
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Unknown
Gold	Tony Goetz NV	BELGIUM	Unknown

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Unknown
Gold	Torecom	KOREA, REPUBLIC OF	Yes
Gold	Umicore Brasil Ltda.	BRAZIL	Yes
Gold	Umicore Precious Metals Thailand	THAILAND	Yes
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Yes
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Yes
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	Unknown
Gold	Valcambi S.A.	SWITZERLAND	Yes
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Yes
Gold	WIELAND Edelmetalle GmbH	GERMANY	Yes
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Yes
Gold	Yokohama Metal Co., Ltd.	JAPAN	Yes
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Yes
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Yes
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Yes
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Yes
Tantalum	D Block Metals, LLC	UNITED STATES	Yes
Tantalum	Duoluoshan	CHINA	Yes
Tantalum	Exotech Inc.	UNITED STATES	Yes
Tantalum	F&X Electro-Materials Ltd.	CHINA	Yes
Tantalum	FIR Metals & Resource Ltd.	CHINA	Yes
Tantalum	Global Advanced Metals Aizu	JAPAN	Yes
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Yes
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Yes
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Yes
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Yes
Tantalum	H.C. Starck Inc.	UNITED STATES	Yes
Tantalum	H.C. Starck Ltd.	JAPAN	Yes
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Yes

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Yes
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Yes
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Yes
Tantalum	KEMET Blue Metals	MEXICO	Yes
Tantalum	KEMET Blue Powder	UNITED STATES	Yes
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Yes
Tantalum	LSM Brasil S.A.	BRAZIL	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Yes
Tantalum	Mineração Taboca S.A.	BRAZIL	Yes
Tantalum	Mitsui Mining & Smelting	JAPAN	Yes
Tantalum	Molycorp Silmet A.S.	ESTONIA	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Yes
Tantalum	Plansee SE Liezen	AUSTRIA	Yes
Tantalum	Plansee SE Reutte	AUSTRIA	Yes
Tantalum	Power Resources Ltd.	MACEDONIA	Yes
Tantalum	QuantumClean	UNITED STATES	Yes
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Yes
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Yes
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Yes
Tantalum	Taki Chemicals	JAPAN	Yes
Tantalum	Telex Metals	UNITED STATES	Yes
Tantalum	Tranzact, Inc.	UNITED STATES	Yes
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Yes
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Yes
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	Yes
Tin	Alpha	UNITED STATES	Yes
Tin	An Thai Minerals Co., Ltd.	VIETNAM	Unknown

Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	Unknown
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Yes
Tin	China Tin Group Co., Ltd.	CHINA	Yes
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Unknown
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Yes
Tin	CV Ayi Jaya	INDONESIA	Yes
Tin	CV Dua Sekawan	INDONESIA	Yes
Tin	CV Gita Pesona	INDONESIA	Yes
Tin	CV Serumpun Sebalai	INDONESIA	Yes
Tin	CV Tiga Sekawan	INDONESIA	Yes
Tin	CV United Smelting	INDONESIA	Yes
Tin	CV Venus Inti Perkasa	INDONESIA	Yes
Tin	Dowa	JAPAN	Yes
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	Unknown
Tin	Elmet S.L.U.	SPAIN	Yes
Tin	EM Vinto	BOLIVIA	Yes
Tin	Estanho de Rondônia S.A.	BRAZIL	Unknown
Tin	Fenix Metals	POLAND	Yes
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Yes
Tin	Gejiu Jinye Mineral Company	CHINA	Yes
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Unknown
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Unknown
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Unknown
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Yes
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Yes
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Unknown
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Yes
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Yes
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Yes

Tin	Melt Metais e Ligas S.A.	BRAZIL	Yes
Tin	Metallic Resources, Inc.	UNITED STATES	Yes
Tin	Metallo-Chimique N.V.	BELGIUM	Yes
Tin	Mineração Taboca S.A.	BRAZIL	Yes
Tin	Minsur	PERU	Yes
Tin	Mitsubishi Materials Corporation	JAPAN	Yes
Tin	Modeltech Sdn Bhd	MALAYSIA	Unknown
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Yes
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Yes
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Yes
Tin	Phoenix Metal Ltd.	RWANDA	Unknown
Tin	PT Aries Kencana Sejahtera	INDONESIA	Yes
Tin	PT Artha Cipta Langgeng	INDONESIA	Yes
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Yes
Tin	PT Babel Inti Perkasa	INDONESIA	Yes
Tin	PT Bangka Prima Tin	INDONESIA	Yes
Tin	PT Bangka Tin Industry	INDONESIA	Yes
Tin	PT Belitung Industri Sejahtera	INDONESIA	Yes
Tin	PT Bukit Timah	INDONESIA	Yes
Tin	PT Cipta Persada Mulia	INDONESIA	Yes
Tin	PT DS Jaya Abadi	INDONESIA	Yes
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Yes
Tin	PT Inti Stania Prima	INDONESIA	Yes
Tin	PT Justindo	INDONESIA	Yes
Tin	PT Karimun Mining	INDONESIA	Yes
Tin	PT Kijang Jaya Mandiri	INDONESIA	Yes
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Yes
Tin	PT Mitra Stania Prima	INDONESIA	Yes
Tin	PT O.M. Indonesia	INDONESIA	Yes
Tin	PT Panca Mega Persada	INDONESIA	Yes
Tin	PT Prima Timah Utama	INDONESIA	Yes
Tin	PT Refined Bangka Tin	INDONESIA	Yes

Tin	PT Sariwiguna Binasentosa	INDONESIA	Yes
Tin	PT Stanindo Inti Perkasa	INDONESIA	Yes
Tin	PT Sukses Inti Makmur	INDONESIA	Yes
Tin	PT Sumber Jaya Indah	INDONESIA	Yes
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Yes
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Yes
Tin	PT Tinindo Inter Nusa	INDONESIA	Yes
Tin	PT Tommy Utama	INDONESIA	Yes
Tin	PT Wahana Perkit Jaya	INDONESIA	Yes
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Yes
Tin	Rui Da Hung	TAIWAN	Yes
Tin	Soft Metais Ltda.	BRAZIL	Yes
Tin	Thaisarco	THAILAND	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	Unknown
Tin	VQB Mineral and Trading Group JSC	VIETNAM	Yes
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Unknown
Tin	Yunnan Tin Company Limited	CHINA	Yes
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Yes
Tungsten	ACL Metais Eireli	BRAZIL	Unknown
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Yes
Tungsten	H.C. Starck GmbH	GERMANY	Yes
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Yes
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Yes
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Yes
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Kennametal Fallon	UNITED STATES	Yes
Tungsten	Kennametal Huntsville	UNITED STATES	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	Yes
Tungsten	Niagara Refining LLC	UNITED STATES	Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	Yes
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Yes
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Yes
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	Yes
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Yes
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	Yes
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Yes
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Yes
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Yes
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Yes

Appendix B:

Based upon the RCOI data made available from the CFSI, the countries of origin of the conflict minerals sourced and processed by the CFS-compliant smelters and refiners identified as potentially being in CONMED’s product supply chains may include, but are not necessarily limited to, the following:

Angola, Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Côte D'Ivoire, Czech Republic, Djibouti, DRC, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Kenya, Kyrgyzstan, Laos, Luxembourg, Macedonia, Madagascar, Malaysia, Mongolia, Mozambique, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Republic of Congo, Russia, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovakia, South Africa, South Korea, South Sudan, Spain, Suriname, Switzerland, Taiwan, Tanzania, Thailand, Uganda, United Kingdom, United States of America, Vietnam, Zambia, and Zimbabwe.